EXHIBIT 99


                 BRIDGE BANK EXPANDS TECHNOLOGY BANKING PRACTICE

         CENTRAL REGION BANKING VETERAN WILLIAM ("BILL") NAY JR. TO LEAD
                     LOAN PRODUCTION OFFICE IN DALLAS, TEXAS


     SAN JOSE, CA - JANUARY 18, 2006 - Bridge Capital Holdings (NASDAQ: BBNK), whose subsidiary is Bridge Bank, National Association, one of the fastest-growing full-service business banks in California and the Nation, announced today that emerging business and technology lending veteran Bill Nay has joined the Bank as Senior Vice President and Market Manager of its new Central Region Technology Banking Loan Production Office. The new office will be located at the Tollway Plaza Center in Dallas, Texas.

     "We are pleased to have someone of Bill's caliber join the team of top-tier bankers we have assembled at Bridge Bank," said Daniel P. Myers, President and Chief Executive Officer of Bridge Capital Holdings and Bridge Bank. "Bill's reputation as a service and solutions oriented banker is a perfect fit to the client focused style of banking that Bridge Bank is known for. We are excited to extend our unique brand of banking into select business markets in the Central Region."

     Mr. Nay has over 12 years of commercial banking experience in the Central Region. Prior to joining Bridge Bank, Mr. Nay served as Regional Market Manager with Silicon Valley Bank. His responsibilities included sales and marketing as well as management of a variety of Structured Finance and Asset-Based loan products provided to technology, emerging, and later-stage companies. Previously, he was a Vice President with Bank of America.

     "Bill has a tremendous track record in financing emerging and technology businesses in Colorado, Texas, Arizona, and New Mexico. His reputation and experience will allow Bridge Bank to continue to expand our technology practice to other technology-centric regions of the U.S.," said Michael Field, Executive Vice President and Manager of Bridge Bank's Technology Banking Division. "Bill understands the need to provide practical financing solutions with creative loan products along with the highest level of client service to the emerging and technology business community."

     Bridge Bank's Technology Banking Division offers a full range of banking products and cash management services to emerging and later-stage technology and life science companies. The Bank offers short and long term credit solutions including equipment, growth capital, asset-based, invoice-based, purchase order, vendor assurance, and bridge financing to companies. The Bank offers a complete suite of international credit products including foreign exchange, letters of credit, and EX-IM financing as a Delegated Authority Lender with the Export-Import Bank of the United States. To assist clients with cash management and treasury management needs, Bridge Bank offers state-of-the-art Internet business banking and investment options in its Bridge Investment Services Group.

     "With Bridge Bank's full suite of business banking products and services, I can support the needs of companies during their complete life-cycle," said Mr. Nay. "I look forward to introducing Bridge Bank to the Central Region banking market and continuing to provide banking solutions to companies in need of creative financing and complex cash management solutions."

     Bridge Bank, N.A., headquartered in Silicon Valley, now has a presence in eleven business markets throughout California and the Central Region of the U.S. In addition to its newly established Central Region loan production office in Dallas, Texas, the Bank operates full-service commercial banking offices in San Jose and Palo Alto, a commercial loan production office in the East Bay, a construction loan production office in Redwood City, the Bridge Capital Finance loan production office in Santa Clara, offering structured, asset-based, and invoice-based loans, a Small Business Administration loan production office in Sacramento, and four Small Business Administration loan sales representatives in the Fresno, Bakersfield, Orange County, and San Diego business markets.

ABOUT BRIDGE CAPITAL HOLDINGS
Bridge Capital Holdings is the holding company for Bridge Bank, National Association. Bridge Capital Holdings was formed on October 1, 2004 and is listed on The NASDAQ Stock Market under the trading symbol BBNK. Visit Bridge Capital Holdings on the web at www.bridgecapitalholdings.com.

ABOUT BRIDGE BANK, N.A.
Bridge Bank, N.A. Bridge Bank, N.A. is Silicon Valley's full-service professional business bank. The bank is dedicated to meeting the financial needs of small and middle market, and emerging technology businesses in the Silicon Valley, Palo Alto, San Ramon-Pleasanton, Sacramento, San Diego, Bakersfield, Fresno, and Orange County business communities. Bridge Bank provides its clients with a comprehensive package of business banking solutions delivered through experienced, professional bankers. Visit Bridge Bank on the web at www.bridgebank.com.

                           FORWARD LOOKING STATEMENTS

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND ARE SUBJECT TO THE SAFE HARBORS CREATED BY THAT ACT. FORWARD-LOOKING STATEMENTS DESCRIBE FUTURE PLANS, STRATEGIES, AND EXPECTATIONS, AND ARE BASED ON CURRENTLY AVAILABLE INFORMATION, EXPECTATIONS, ASSUMPTIONS, PROJECTIONS, AND MANAGEMENT'S JUDGMENT ABOUT THE BANK, THE BANKING INDUSTRY AND GENERAL ECONOMIC CONDITIONS. THESE FORWARD LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED, SUGGESTED OR IMPLIED BY THE FORWARD LOOKING STATEMENTS.

THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO: (1) COMPETITIVE PRESSURES IN THE BANKING INDUSTRY; (2) CHANGES IN INTEREST RATE ENVIRONMENT; (3) GENERAL ECONOMIC CONDITIONS, NATIONALLY, REGIONALLY, AND IN OPERATING MARKETS;
(4) CHANGES IN THE REGULATORY ENVIRONMENT; (5) CHANGES IN BUSINESS CONDITIONS AND INFLATION; (6) CHANGES IN SECURITIES MARKETS; (7) FUTURE CREDIT LOSS EXPERIENCE; (8) THE ABILITY TO SATISFY REQUIREMENTS RELATED TO THE SARBANES-OXLEY ACT AND OTHER REGULATION ON INTERNAL CONTROL; (9) CIVIL DISTURBANCES OR TERRORIST THREATS OR ACTS, OR APPREHENSION ABOUT THE POSSIBLE FUTURE OCCURRENCES OF ACTS OF THIS TYPE; AND (10) THE INVOLVEMENT OF THE UNITED STATES IN WAR OR OTHER HOSTILITIES.

     THE READER SHOULD REFER TO THE MORE COMPLETE DISCUSSION OF SUCH RISKS IN BRIDGE CAPITAL HOLDINGS REPORTS ON FORMS 10-K AND 10-Q ON FILE WITH THE SEC.


                            BRIDGE CAPITAL HOLDINGS
                              55 ALMADEN BOULEVARD
                           SAN JOSE, CALIFORNIA 95113
                            TELEPHONE: 408-423-8500
                            FACSIMILE: 408-423-8520
                         www.bridgecapitalholdings.com